Exhibit 10.7

AMENDMENT NO. 1 TO INFORMATION SHARING AND COOPERATION AGREEMENT
This Amendment No. 1 to that certain Information Sharing and Cooperation Agreement, dated as of July 6, 2016 (the “Original Agreement”), by and between Roivant Sciences Ltd., a Bermuda exempted company (“Roivant”), and Myovant Sciences Ltd., a Bermuda exempted company (“Myovant”), is entered into as of May 24, 2019 (the “Amendment”). Roivant and Myovant are referred to herein each as a Party and, together, as the Parties.
WHEREAS, the Parties desire to amend the Original Agreement as set forth herein, and for the Original Agreement to otherwise continue unmodified except as specifically modified herein.
NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and agreements hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Roivant Indication of Interest.
WHEREAS, Myovant may in the future pursue one or more underwritten public offerings of its common shares (each a “Public Offering”); and
WHEREAS, the Parties agree that it is in the best interests of the Parties and their respective shareholders for Roivant to participate as a purchaser in such Public Offerings by Myovant.
NOW, THEREFORE, Roivant agrees that in connection with the next three (3) Public Offerings approved by the Myovant Board, Roivant will provide to Myovant and the underwriter(s) engaged by Myovant in connection with each such Public Offering an indication of interest for Roivant to participate as a purchaser in each such Public Offering (a “Roivant Indication of Interest”).

2.	Roivant Lock-Up Agreements.
WHEREAS, pursuant to this Amendment, Roivant has agreed to provide a Roivant Indication of Interest in connection with the next three (3) Public Offerings by Myovant; and
WHEREAS, the Parties agree that it is desirable for the successful execution of any Public Offering by Myovant that Roivant agree to enter into a customary “lock-up” agreement, including such customary exclusions as may be negotiated between Roivant and the underwriter(s) in connection with a Public Offering, for the benefit of Myovant and the underwriter(s) of such Public Offering (a “Lock-Up Agreement”).
NOW, THEREFORE, Roivant agrees that, in connection with any Public Offering in which Roivant is required to provide a Roivant Indication of Interest pursuant to this Amendment, it will enter into a Lock-Up Agreement.

3.	No Other Modification.
Except as expressly amended hereby, the Original Agreement and all other documents, agreements and instruments relating thereto are and shall be unmodified and remain in full force and effect in accordance with their respective terms. This Amendment shall be deemed to form an integral part of the Original Agreement. In the event of any inconsistency or conflict between the provisions of the Original Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the “Agreement” in the Agreement shall hereinafter refer to the Agreement as amended by this Amendment.

4.	Governing Law.
This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof that would result in the application of any law other than the laws of the State of New York.

5.	Counterparts.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Amendment may also be executed and delivered by facsimile or electronically-transmitted signature.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first set forth above.

ROIVANT SCIENCES LTD.

By:	/s/ Marianne L. Romeo
	Name:	Marianne L. Romeo
	Title:	Head, Global Transactions & Risk Management

MYOVANT SCIENCES LTD.

By:	/s/ Frank Karbe
	Name:	Frank Karbe
	Title:	Principal Financial and Accounting Officer